STOCK PURCHASE AGREEMENT

Agreement made this 28th day of September 2011, by and between Plures Technologies, Inc.  a Delaware corporation (“Seller”), and RENN  Universal Growth Investment Trust PLC, a public limited company registered in England and Wales corporation (“Purchaser”).

RECITALS

Seller desires to sell an aggregate of  394,737 shares of its common stock, par value $0.001 (the “Common Stock”) to Purchaser, and Purchaser desires to purchase such shares from Seller.

NOW, THEREFORE, it is agreed by and among the parties hereto as follows.

SECTION 1

SALE AND PURCHASE OF STOCK

At the Closing (as hereinafter defined), and subject to and upon the terms and conditions of this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Common Stock for the sum of $750,000.00 ( being referred to as the “Purchase Price”).

SECTION 2

PAYMENT OF PURCHASE PRICE

At the Closing, the Purchase Price shall be paid by wire transfer to Seller to an account designated by Seller, less such expenses as shall be agreed to in writing by the parties hereto.

SECTION 3

CLOSING

3.1           Closing.  A closing (the "Closing") shall take place at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556 at 10:30 A.M. on the date hereof (the "Closing Date").

3.2           Actions at the Closing.  At the Closing, the parties shall take the following actions:

(a)           The Seller shall deliver, or cause the following to be delivered to the Purchaser:

(i)        certificates representing the Common Stock being purchased, registered in the name of  the Purchaser, respectively; and

(ii)        such other documents as the Purchaser shall reasonably request, consistently with this Agreement.

(b)           The Purchaser shall deliver, or cause to be delivered to the Seller:

(i)        wire transfers of the Purchase Price less agreed payments; and

(ii)        such other documents as the Seller shall reasonably request, consistently with this Agreement.

SECTION 4

REPRESENTATIONS OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

4.1           Due Execution.  The execution and delivery of this Agreement, by the Seller, and the consummation by the Seller of all of the transactions contemplated hereby, have been duly authorized by all requisite action.  This Agreement constitutes the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with its terms.

4.2           No Violation. Neither the execution, delivery nor consummation of this Agreement by the Seller will result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree or judgment to which the Seller is subject.

4.3           No Required Consents or Approvals.  No consent or approval is required for the execution of any of this Agreement by the Seller or the consummation of any of the transactions contemplated herein or therein by the Seller under any law, rule or regulation.

4.4           Duly Authorized, Etc.  The shares of Common Stock purchased hereunder shall be, when issued, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

SECTION 5

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

5.1           Due Execution. The execution and delivery of this Agreement, by the Purchaser, and the consummation by the Purchaser of all of the transactions contemplated hereby, have been duly authorized by all requisite action.  This Agreement constitutes the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5.2           No Violation.  Neither the execution, delivery nor consummation of this Agreement by the Purchaser will result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree or judgment to which the Purchaser is subject.

5.3           No Required Consents or Approvals.  No consent or approval is required for the execution of any of this Agreement by the Purchaser or the consummation of any of the transactions contemplated herein or therein by the Purchaser under any law, rule or regulation.

5.4           Purchase For Investment.  The Common Stock being purchased hereby is being purchased for investment and not distribution.  The Purchaser agrees that a legend restricting transfer of the Common Stock being purchased hereby shall be placed on the certificate representing such Common Stock and that a stop transfer order shall be placed with the transfer agent of the Common Stock regarding the same. The Purchaser is an accredited investor as such term is defined in the rules and regulations under the Securities Act of 1933, as amended.

5.5           Business of Seller.  The Purchaser is familiar with the business of the Seller.

SECTION 6

BROKERS

The Purchaser, on the one hand, and the Seller, on the other hand, represents to the other that it has not engaged or dealt with any person as a broker in connection with the transactions contemplated hereby and will indemnify and hold the other party harmless from and against all costs and expenses related to a breach of this representation.

SECTION 7

EXCHANGE

Upon the occurrence of the following: (a) an Amended and Restated Certificate of Incorporation of the Seller is filed with the Secretary of State of Delaware increasing the authorized preferred stock of the Seller from 1,000,000 shares to 5,000,000 shares, (b) receipt of notice from the Purchaser requesting the exchange of their Common Stock for Series A Preferred Stock together with the certificates for the Common Stock for which exchange is requested, and (c) receipt of the written consent of RENN Universal Growth Investment Trust PLC and RENN Entrepreneurs Fund, Inc., for the designation and issuance of additional shares of Series A Preferred Stock, the Seller shall issue one share of Series A Preferred Stock for each 1.282527 shares (the “Exchange Amount”) of Common Stock tendered for exchange, and such shares of Common Stock shall then be cancelled.  The Exchange Amount shall be adjusted for any Common Stock splits, combinations or recapitalizations.

SECTION 8

MISCELLANEOUS

8.1           Expenses.  All legal and other costs and expenses incurred in connection with the negotiation and execution of the Agreements, and the consummation of the transactions contemplated hereby and thereby, whether or not there is a Closing, shall be paid by the party incurring such expenses except as the parties shall otherwise agree.

8.2   Registration Rights Agreement. Seller and Purchaser shall enter into an amendment to a certain Registration Rights Agreement dated as of August 10, 2011 to include the Common Stock therein.

8.3           No Assignment.  This Agreement shall be binding upon the parties, their successors and legal representatives.  This Agreement shall not be assigned by any party without the prior written consent of the other parties.  No permitted assignment shall relieve the assignor of its obligations hereunder.

8.4           Notices.  All notices and other communications hereunder shall be given in writing and shall be deemed given when delivered personally, or on the first attempted date of delivery after being mailed by certified or registered mail, return receipt requested, to the parties at the addresses set forth at the beginning of this Agreement or at such other address for a party as shall be specified by like notice, in either case with a copy to:

If to the Purchaser:

RENN Universal Growth Investment Trust PLC
c/o RENN Capital Group, Inc.
                                8080 North Central Expressway, Suite 210
                                Dallas, Texas 75206
                               Attention: Eric Stephens

If to Seller:

Plures Technologies, Inc.
4070 West Lake Road
Canandaigua, NY  14424

With a copy to:

Stuart M. Sieger, Esq.
Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
Uniondale, NY  11556

8.5           Counterparts.  This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which executed counterparts shall be deemed an original but all of such executed counterparts shall be considered one and the same Agreement.

8.6           Controversy.  In the event of any controversy or dispute hereunder, the parties agree to submit the same exclusively to the courts of the State of New York or the United States of America, sitting in the State, City and County of New York, and each hereby expressly submits himself or itself to the personal jurisdiction of such courts.  The party prevailing shall be entitled to be reimbursed for its reasonable legal fees and expenses by the party not prevailing.

8.7           Severability.  If any provision of this Agreement shall be found to be unenforceable, the validity of this Agreement shall not be affected thereby and the remaining provisions shall, as far as possible, be construed as if such unenforceable provision was not a part of this Agreement.

8.8           General.  This Agreement supersedes all prior agreements between the parties, whether written or oral, are intended as a complete and exclusive statement of the terms of the agreements between the parties and may not be changed or terminated orally but only in a writing signed by the parties.  The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Nothing in this Agreement, whether express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Plures Technologies, Inc.

By: /s/ David R. Smith
David R. Smith
Chief Executive Officer

RENN Universal Investment Trust PLC

By: RENN Capital Group, Inc.
Its: Investment Manager

By: /s/ Russell Cleveland
Russell Cleveland
President